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                                                                     EXHIBIT 5.1

                               December 8, 2000

Xilinx, Inc.
2100 Logic Drive
San Jose, CA 95124

     Registration Statement on Form S-8
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Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 (the "Registration
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Statement") filed by you with the Securities and Exchange Commission (the
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"Commission") on or about December 8, 2000 in connection with the registration
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under the Securities Act of 1933, as amended, of 462,634 shares of your Common
Stock reserved for issuance under the RocketChips, Inc. 1996 Stock Option Plan, 44,912 shares of your Common Stock reserved for issuance under the RocketChips, Inc. 1996 Director Stock Option Plan, 102,926 shares of your Common Stock reserved for issuance under the RocketChips, Inc. 2000 Non-Qualified Stock Option Plan, 183,518 shares of your Common Stock reserved for issuance under the RocketChips, Inc. 2000 Equity Incentive Stock Option Plan, and 13,368 shares of your Common Stock reserved for issuance under the Non-Qualified Stock Option Agreement for Paul M. Russo (collectively, the "Shares"). As your counsel in
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connection with these transactions, we have examined the proceedings taken and are familiar with the proceedings proposed to be taken by you in connection with the sale and issuance of the Shares.

     It is our opinion that upon conclusion of the proceedings being taken or contemplated by us, as your counsel, to be taken prior to the issuance of the Shares, and upon completion of the proceedings being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares when issued and sold in the manner described in the Registration Statement will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including the Prospectus constituting a part thereof, and in any amendment thereto.

                                  Very truly yours,

                                  VENTURE LAW GROUP
                                  A Professional Corporation


                                  /s/ Venture Law Group